                                 NEOPHARM, INC.
                               225 EAST DEERPATH
                                   SUITE 250
                          LAKE FOREST, ILLINOIS 60045

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NeoPharm, Inc., a Delaware corporation, will be held at The Northern Trust Bank, 265 East Deerpath Road, Lake Forest, Illinois, on May 16, 1997, at 10:00 a.m., local time, for the following purposes:

          1. To elect five directors to serve until the 1998 Annual Meeting of Stockholders.

          2. To ratify an amendment to the Company's 1995 Stock Plan to provide for an increase in the number of shares available for issuance thereunder.

          3. To transact such other business as may properly come before the meeting.

     Only stockholders of record on April 4, 1997 will be entitled to notice of and to vote at this meeting.

     TO ASSURE THAT YOUR INTERESTS WILL BE REPRESENTED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE ENCLOSED PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                          By Order of the Board of Directors,

                                          David E. Riggs
                                          DAVID E. RIGGS,
                                          Secretary

Lake Forest, Illinois
April 25, 1997

                                 NEOPHARM, INC.
                               225 EAST DEERPATH
                                   SUITE 250
                          LAKE FOREST, ILLINOIS 60045

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 1997

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NeoPharm, Inc., a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders of the Company ("the "Annual Meeting") to be held at The Northern Trust Bank, 265 East Deerpath Road, Lake Forest, Illinois on May 16, 1997 at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. This Proxy Statement and the enclosed form of proxy were first sent or given to stockholders on or about April 25, 1997.

     Only stockholders of record at the close of business on April 4, 1997 (the "Record Date") will be entitled to vote at the meeting or any adjournment thereof. As of the close of business on the Record Date, there were 8,130,268 shares of the Company's common stock, par value $.0002145 per share ("Common Stock"), outstanding.

     The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. In the election of directors, each share is entitled to one vote for each director to be elected; cumulative voting is not permitted. For all matters except the election of directors, each share is entitled to one vote. Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock at a meeting at which a quorum is present. A majority of the votes cast in person or by proxy is necessary to approve the amendments to the 1995 Stock Plan. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not counted for purposes of determining whether a proposal presented to stockholders has been approved.

     A proxy may be revoked at any time before it is exercised by giving a written notice to the Secretary of the Company bearing a later date than the proxy, by submitting a later-dated proxy or by voting the shares represented by the proxy in person at the Annual Meeting. Unless revoked, the shares represented by each duly executed, timely delivered proxy will be voted in accordance with the specifications made. If no specifications are made, such shares will be voted FOR the election of directors as proposed in this Proxy Statement and FOR the amendment to the 1995 Stock Plan. The Board of Directors does not intend to present any other matters at the Annual Meeting. However, should any other matters properly come before the Annual Meeting, it is the intention of the proxy holders to vote the proxy in accordance with their best judgement.

     The expenses of soliciting proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally or by telephone, telecopy or telegram. The Company will reimburse brokerage houses, custodians, nominees and fiduciaries for their expenses in mailing proxy materials to principals.

                             ELECTION OF DIRECTORS

     Five directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Each director will hold office until the 1998 Annual Meeting of stockholders and until his or her successor has been elected and qualified. The nominees named below have been selected by the Board of Directors of the Company. The Board believes that all of its present nominees will be available for election at the meeting and will serve if elected. If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the Board of Directors may select. Each of these nominees is currently a director of the Company.

     Pursuant to the By-laws, the Board of Directors by resolution increased the number of directors from four to five and, effective as of April 1, 1997, appointed Mr. Erick E. Hanson to fill the newly created vacancy until the 1997 Annual Meeting.

     There follows information as to each nominee for election as a director at the Annual Meeting, including his age, present principal occupation, other business experience during the last five years, directorships of other publicly-held companies and period of service as a director of the Company.

     THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY WILL VOTE FOR THE ELECTION OF THE NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

     Nominees for Director. The following information has been provided by the respective nominees for election to the Board of Directors.

                   NAME                     AGE                  PRINCIPAL OCCUPATION
                   ----                     ---                  --------------------
William C. Govier, M.D., Ph.D. ...........  60    Dr. Govier has been President, Chief Executive
                                                  Officer and Director of the Company since joining
                                                  the Company in December 1993. Dr. Govier was a
                                                  founder of Aegis Technology, Inc., a developer of
                                                  pharmaceuticals for pulmonary disease therapy, and
                                                  has been its President since June 1990. Prior to
                                                  that time, Dr. Govier was Executive Vice President
                                                  and Director of Research and Medical Affairs at
                                                  Medco Research, Inc., a developer of drugs aimed at
                                                  treating heart diseases.
John N. Kapoor, Ph.D. ....................  53    Dr. Kapoor has been a Director and Chairman of the
                                                  Board since July 1990. Prior to forming the
                                                  Company, Dr. Kapoor formed EJ Financial
                                                  Enterprises, Inc., a health care consulting and
                                                  investment company, in March 1990, of which Dr.
                                                  Kapoor is currently President. Dr. Kapoor is
                                                  presently Chairman and Chief Executive Officer of
                                                  Option Care, Inc., an outpatient and home infusion
                                                  health care company; Chairman of Unimed
                                                  Pharmaceuticals, Inc., a developer and marketer of
                                                  pharmaceuticals for cancer, endocrine disorders and
                                                  infectious diseases; and Chairman of Akorn, Inc., a
                                                  manufacturer, distributor and marketer of generic
                                                  ophthalmic products.

                   NAME                     AGE                  PRINCIPAL OCCUPATION
                   ----                     ---                  --------------------
Aquilur Rahman, Ph.D. ....................  54    Dr. Rahman has been a Director and Chief Scientific
                                                  Officer, since joining the Company in July 1990.
                                                  Dr. Rahman became a full time employee in March
                                                  1996. Prior to joining the Company on a full time
                                                  basis, Dr. Rahman was an associate professor of
                                                  pathology and pharmacology at Georgetown University
                                                  and has more than 15 years of research experience
                                                  in developing methods of chemotherapy treatment for
                                                  cancer.
Anatoly Dritschilo, M.D. .................  52    Dr. Dritschilo joined the Company as a Member of
                                                  the Board of Directors in July 1990. Since August
                                                  1979, Dr. Dritschilo has been Chairman of the
                                                  Department of Radiation Medicine and Medical
                                                  Director of the Georgetown University Medical
                                                  Center in Washington, D.C.
Erick E. Hanson...........................  50    Mr. Hanson joined the Company as a Member of the
                                                  Board of Directors in April 1997. Since April 1995,
                                                  Mr. Hanson has been associated with Option Care,
                                                  Inc., a provider of home healthcare, were he
                                                  currently holds the positions of Director,
                                                  President and Chief Executive Officer. Prior to
                                                  joining Option Care, Mr. Hanson held a variety of
                                                  executive positions with Caremark, Inc., including
                                                  Vice President Sales and Marketing. Mr. Hanson
                                                  served as President and Chief Operating Officer of
                                                  Clinical Partners Inc. in Boston, MA from 1989 to
                                                  1991 and prior to 1989 was associated with Blue
                                                  Cross and Blue Shield of Indiana for over twenty
                                                  years. Mr. Hanson presently serves on the Board of
                                                  Directors for Condell Medical Centers.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held two meetings and took action by written consent in lieu of meetings on two occasions in 1996. During 1996, each of the directors participated in at least 75% of the total number of such meetings of the Board and meetings of committees of the Board on which he served.

     The Board of Directors has established a Compensation Committee and an Audit Committee. The Company's bylaws provide that each such committee shall have one or more members, who serve at the pleasure of the Board of Directors. The Company does not have a standing nominating committee, however, the Board of Directors will consider director nominations which are submitted by stockholders in writing addressed to: Corporate Secretary, NeoPharm, Inc., 225 East Deerpath, Suite 250, Lake Forest, Illinois 60045.

     Compensation Committee. The Compensation Committee is responsible for administering incentive compensation and benefit plans under the Company's 1995 Stock Plan (the "Stock Option Plan") and the Company's 1995 Director Option Plan (the "Director Plan") and reviewing and making recommendations to the Board of Directors with respect to the administration of the salaries, incentives and other compensation of directors, officers, and other employees of the Company, including the terms and conditions of their employment and other compensation matters. The Board of Directors has appointed Messrs. Kapoor and Dritschilo to the Compensation Committee. During fiscal 1996, there were two meetings of the Compensation Committee.

     Audit Committee. The Audit Committee is responsible for making an annual recommendation, based on a review of qualifications, to the Board of Directors for the appointment of independent public accountants to audit the financial statements of the Company and to perform such other duties as the Board of Directors may from time to time prescribe. The Audit Committee is also responsible for reviewing and making recommendations to the Board of Directors with respect to (i) the scope of audits conducted by the Company's independent public accountants and internal auditors and (ii) the accounting methods and the system of internal controls used by the Company. In addition, the Audit Committee reviews reports from the Company's independent public accountants and internal auditors concerning compliance by management with governmental laws and regulations and with the Company's policies relating to ethics, conflicts of interest and disbursements of funds. The Board of Directors has appointed Messrs. Rahman and Govier to the Audit Committee. During fiscal 1996, there was one meeting of the Audit Committee.

     Compensation Committee Interlocks and Insider Participation. As noted above, the Compensation Committee of the Board consists of Messrs. Kapoor and Dritschilo, each of whom is a non-employee director of the Company. In 1996, the Company paid EJ Financial Enterprises, Inc. ("EJ") $125,000 pursuant to a Consulting Agreement for certain business and financial services, plus reimbursement of expenses. Dr. Kapoor, the Company's Chairman, is the president and a director of EJ. Dr. Mahendra Shah, Vice President of the Company, is also a Vice President of EJ. The Company believes the charges provided for in the Consulting Agreement are reasonable and accurately reflect the cost of the services provided. The Consulting Agreement expires in 1997. In addition, Dr. Aquilur Rahman, a Director and the Company's Chief Scientific Officer, was, until March 1, 1996, employed by Georgetown University as an associate professor. Dr. Anatoly Dritschilo, a Director of the Company, is currently employed by Georgetown University as Chairman of the Department of Radiation Medicine and Medical Director of the Georgetown University Medical Center in Washington, D.C. The Company has previously entered into license and sponsored research agreements with Georgetown University which were conducted in the laboratory of Dr. Rahman. As of April 27, 1996, the Company's obligation to fund further research pursuant to its agreements with Georgetown terminated. See "Certain Transactions" for additional information.

                           COMPENSATION OF DIRECTORS

     Directors are not paid any compensation for attendance at directors' meetings or for serving on any committee of the Board. Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at such meetings.

     Non-employee directors are eligible to participate in the Director Plan which provides for the grant of nonstatutory stock options to non-employee directors of the Company who are not stockholders holding more than 5% of the Company's outstanding Common Stock ("Outside Directors") pursuant to an automatic, non-discretionary grant mechanism providing for a total of 100,000 shares of Common Stock. Currently two directors are eligible to participate in the Director Plan. Each Outside Director is automatically granted an option to purchase 2,000 shares of Common Stock of the Company upon his or her initial election as a director. Subsequently, each Outside Director is granted an additional option to purchase 1,000 shares of Common Stock on January 1 of each year thereafter (if, on such date, he or she has served as a director for at least six (6) months), so long as he or she remains an Outside Director.

                             EXECUTIVE COMPENSATION

     Summary of Cash and Certain Other Compensation of Executive Officers. The following table sets forth certain summary compensation information for the fiscal year ended December 31, 1996, for services rendered by the chief executive officer and for each executive officer of the Company who received more than $100,000 in salary and bonus in 1996 (the "Named Executive Officers").

                                                                                             LONG-TERM
                                               ANNUAL COMPENSATION                      COMPENSATION AWARDS
                              -----------------------------------------------------   -----------------------
                                                           ANNUAL         OTHER       RESTRICTED
          NAME AND              FISCAL                  COMPENSATION      ANNUAL        STOCK
     PRINCIPAL POSITION          YEAR       SALARY($)     BONUS($)     COMPENSATION   AWARDS($)    OPTIONS(#)
     ------------------       -----------   ---------   ------------   ------------   ----------   ----------
William C. Govier,               1996       $121,000      $39,600           $0            0          50,000(1)
  Chief Executive Officer        1995              0            0            0            0               0
  and President                  1994              0            0            0            0               0
Aquilur Rahman,                  1996       $144,100      $45,000           $0            0          50,000(1)
  Chief Scientific Officer       1995              0            0            0            0               0
                                 1994              0            0            0            0               0

---------------

(1) The stock option becomes exercisable 25% on August 13, 1997 and an additional 25% on each anniversary of such date thereafter until exercisable in full.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to grants of options to purchase Common Stock granted to the Named Executive Officers during the fiscal year ended December 31, 1996:

                               INDIVIDUAL GRANTS

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                        ANNUAL RATES OF STOCK
                                            % OF TOTAL                                    PRICE APPRECIATION
                                          OPTIONS GRANTED    EXERCISE                      FOR OPTION TERM
                             GRANTED      TO EMPLOYEES IN    PRICE PER    EXPIRATION    ----------------------
          NAME              OPTIONS(#)      FISCAL YEAR        SHARE         DATE          5%           10%
          ----              ----------    ---------------    ---------    ----------    ---------    ---------
William C. Govier             50,000           33.33           $7.00       8/13/06       $220,113     $557,810
Aquilur Rahman                50,000           33.33            7.00       8/13/06        220,113      557,810

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                    YEAR, AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to stock options exercised during the fiscal year ended December 31, 1996, and the value at December 31, 1996, of exercised stock options held by the Named Executive
Officers:

                               INDIVIDUAL GRANTS

                                                                                             VALUE OF
                                                                         NUMBER OF          UNEXERCISED
                                                                        UNEXERCISED       OPTIONS IN-THE-
                                                                     OPTIONS AT FISCAL    MONEY AT FISCAL
                                                                         YEAR-END            YEAR-END*
                                                          VALUE        EXERCISABLE/        EXERCISABLE/
                                      SHARES ACQUIRED    REALIZED      UNEXERCISABLE       UNEXERCISABLE
                NAME                   ON EXERCISE #        $                #                   $
                ----                  ---------------    --------    -----------------    ---------------
William C. Govier...................     0                0              0/50,000            0/50,000
Aquilur Rahman......................     0                0              0/50,000            0/50,000

---------------

* Represents the fair market value at December 31, 1996, of the Common Stock underlying the options minus the exercise price.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors, consisting of directors Dr. John N. Kapoor and Dr. Anatoly Dritschilo, neither of whom is an employee of the Company, annually reviews and makes recommendations to the Board of Directors regarding executive compensation. It is the philosophy of the Committee that the total executive compensation package should align the financial interests of the Company's executives with the short-term and long-term goals of the Company and consequently enhance stockholder value. The key elements of the Company's current compensation program include a base salary, an annual bonus and equity participation through a long term incentive plan.

     Base Salary. As a development stage company, with only one full time employee, it is difficult to compare salaries to any particular peer group. Rather, the Committee takes into consideration the responsibilities, experience level, individual performance levels and amount of time devoted to the Company's needs. Salaries are reviewed annually by the Committee based on the foregoing criteria and are adjusted, if warranted, by the Committee.

     Annual Bonus. The Committee recommends to the Board the amount of bonus awards, including who should receive them based upon its evaluations. The awards are intended to reward excellent individual and team performance in the achievement of the Company's financial and operational goals. The Board of Directors reviews the Committee's bonus recommendations and makes its bonus determinations based on the Committee's report. Bonuses were first paid to employees for the fiscal year 1996 and amounted to 30% of base salary.

     Long-term Incentives. The Company adopted the 1995 Stock Plan in January 1995. The purpose of the plan is to create an opportunity for employees, including executive officers and consultants to the Company, to share in the enhancement of stockholder value. As with annual bonus payments, the Compensation Committee annually recommends to the Board the grant of incentive awards based upon its evaluation of individual contributions towards the Company's past and future success. After reviewing the recommendation of the Committee, including the executive's individual performance and level of responsibility together with the Company's achievement with respect to profitability and growth, the Board grants incentive awards. The 1996 fiscal year marked the first time the Committee has made such recommendations to the Board.

                                          Compensation Committee

                                          Dr. John N. Kapoor
                                          Dr. Anatoly Dritschilo

                               SECURITY OWNERSHIP

     The following table sets forth certain information regarding beneficial ownership of shares of the Common Stock as of April 4, 1997 by (i) all those known by the Company to be beneficial owners of more than 5% of its outstanding Common Stock, (ii) each director of the Company and each nominee for director,
(iii) each of the executive officers named in the Summary Compensation Table and
(iv) all Executives, directors and nominees for director as a group.

                                                AMOUNT AND NATURE OF    PERCENT OF
                    NAME                        BENEFICIAL OWNERSHIP    CLASS (1)
                    ----                        --------------------    ----------
John N. Kapoor..............................         2,096,628(2)         24.47%
  EJ Financial Enterprises, Inc.
  225 East Deerpath
  Suite 250
  Lake Forest, IL 60045
John N. Kapoor 1994-A.......................         1,554,234(3)         18.14%
  Annuity Trust
  225 East Deerpath
  Suite 250
  Lake Forest, IL 60045
Aquilur Rahman..............................           865,540            10.10%
  225 East Deerpath
  Suite 250
  Lake Forest, IL 60045
Anatoly Dritschilo..........................           233,136             2.72%
  225 East Deerpath
  Suite 250
  Lake Forest, IL 60045
William C. Govier...........................           233,134             2.72%
  225 East Deerpath
  Suite 250
  Lake Forest, IL 60045
Erick E. Hanson.............................                 0                *
  100 Corporate North, Suite 212
  Bannockburn, IL 60015
All officers and directors as a group
  (7 persons)...............................         5,170,154(4)      60.34%

---------------

 *  Indicates ownership of less than 1%.

(1) Based on 8,130,268 shares of Common Stock outstanding as of April 4, 1997, plus 437,004 shares subject to warrant and options that are considered to be beneficially owned by the persons listed. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person or group holding such options or warrants.

(2) Includes 1,509,624 shares held by the John N. Kapoor Trust, dtd 9/20/89 (the "JNK Trust"), of which Dr. Kapoor is the sole trustee and sole beneficiary. The address of the Trust is 225 East Deerpath, Suite 250, Lake Forest, Illinois 60045. The Trust also owns Warrants to purchase 287,004 shares of Common Stock, which are assumed to have been exercised for purposes of disclosing the ownership indicated. The amount shown also includes 300,000 shares which are held by the John N. Kapoor Charitable Trust (the "Charitable Trust") of which Dr. Kapoor and his spouse are co-trustees. Dr. Kapoor disclaims beneficial ownership of the shares held by the Charitable Trust.

(3) The sole trustee of the John N. Kapoor 1994-A Annuity Trust (the "Annuity Trust") is Editha Kapoor, Dr. Kapoor's spouse, who also serves as trustee for four trusts which have been established for their children (the "Children's Trusts") and which collectively own 310,848 shares and as co-trustee with Dr. Kapoor of the Charitable Trust. The shares held by the Childrens' Trusts and the Charitable Trust are not included in the reported shares.

(4) Does not include shares held by family members or trusts established for family members of officers and directors as to which shares such officers and directors do not have or share voting or investment power and as to which they have disclaimed beneficial ownership.

                        PROPOSAL TO APPROVE AMENDMENT TO
                         NEOPHARM, INC. 1995 STOCK PLAN

     In January 1995, the Board of Directors (the "Board") and the stockholders of the Company approved the 1995 Stock Plan (the "Stock Option Plan"). The Stock Option Plan provides for the granting to employees (including officers and employee directors) and consultants of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the granting to officers, employees, directors, and consultants of nonstatutory stock options.

     The Stock Option Plan was amended by the Board in March 1997, subject to approval of the stockholders. The amendments increased from 900,000 to 1,400,000 the number of shares of Common Stock reserved for issuance under the Stock Option Plan. Assuming the amendment is approved, the 674,000 shares of Common Stock underlying the options issuable under the Stock Option Plan would have a market value of $5,139,250 on March 31, 1997, based upon the Closing Price of the Common Stock as reported by AMEX on that date. The Stock Option Plan and the reason for the proposed amendment is discussed below.

     From its inception, the purpose of the Stock Option Plan has been to attract and retain the best available personnel to the Company and to encourage stock ownership by employees, officers, directors and consultants of the Company by giving them a greater personal stake in the success of the Company. As of March 31, 1997, a total of 174,000 shares of Common Stock remained for issuance under the Stock Option Plan. The Board of Directors does not believe that this represents an adequate number of shares to address the needs of the Company in the future.

     The Stock Option Plan is currently administered by the Board of Directors, which determines the terms of the options granted under the Stock Option Plan, including the exercise price, number of shares subject to the option and the exercisability thereof. Generally, options granted to employees and consultants under the Stock Option Plan vest and become exercisable at a rate of 25% of the shares subject to the option one (1) year from the date of grant, but the Board of Directors of the Company has the discretion to determine the vesting of shares subject to each option. The terms of incentive stock options and nonstatutory stock options granted under the Stock Option Plan may not exceed ten (10) years. No option granted under the Stock Option Plan may be transferred by the optionee other than by will or the laws of descent or distribution and each option may be exercised, during the lifetime of the optionee, only by such optionee. In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, each option may be assumed or an equivalent option substituted by the successor corporation or the Administrator, in lieu of assumption or substitution, may provide for the Optionee to have the right to exercise the Option as to all or a portion of the covered shares.

     In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in a greater or lesser number of shares of Common Stock of the Company, appropriate adjustment would be made in the option price and in the number of shares subject to the options. In the event of the proposed dissolution or liquidation of the Company, to the extent that an option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action.

     The exercise price of all incentive stock options granted under the Stock Option Plan must be at least equal to the fair market value of the shares of Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting rights of the Company's outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the date of grant. No incentive stock options may be granted to a participant, that, when aggregated with all other incentive stock options granted to such participant would have an aggregate fair market value in excess of $100,000 becoming exercisable in any calendar year. The exercise price of all nonstatutory stock options granted under the Stock Option Plan is determined by the Administrator. No options have been granted to date at prices less than 100% of the fair market value on the date of grant.

     In August 1996, the Board authorized the issuance of options for an unspecified number of shares of Common Stock at the stock price in effect on August 13, 1996 to persons whose efforts were considered crucial to the filing of a new drug application ("NDA") with the U.S. Food and Drug Administration. The awarding of the options was conditioned upon the NDA being filed no later than December 31, 1996. On December 30, 1996 the NDA was filed and the Board thereafter awarded a total of 260,000 shares on the options of those individuals whose efforts were responsible for the NDA filing. Including the options awarded in December 1996, options to acquire a total of 726,000 shares have been granted under the Stock Option Plan.

     Eligible officers, employees and consultants to be selected for option awards under the Stock Option Plan in the future will vary from year to year. Accordingly, it is not currently possible to determine incentive awards that will be made in the future.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Options. The Company believes that with respect to incentive options granted under the Stock Option Plan, no income will be recognized by an optionee for federal income tax purposes at the time such an option is granted or at the time it is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an adjustment for purposes of calculating the optionee's alternative minimum taxable income; accordingly, optionees will be required to include such excess as alternative minimum income in the taxable year of exercise.

     If the optionee makes no disposition of incentive option shares within two years from the date the incentive option was granted and one year from the receipt of the option shares pursuant to the exercise of the incentive option (the "applicable holding period"), any gain recognized upon disposition of the shares will be long-term capital gain.

     If the optionee disposes of shares acquired by exercise of an incentive option before the expiration of the applicable holding period, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise less the purchase price paid for the shares or, if less, the difference between the amount received on disposition of the shares and the adjusted basis of the shares. Any additional gain on such disposition will be long-term or short-term capital gain, depending on the holding period of the shares.

     If the optionee holds incentive option shares for the applicable holding period, the Company will not be allowed a deduction for federal income tax purposes with respect to an incentive option. However, if the optionee does not hold his shares for the applicable holding period, the Company will be entitled to a deduction for the amount received by the optionee to the extent that such amount is taxable to the optionee as ordinary income.

     If an optionee makes payment of the option price by delivering shares of the Common Stock, he generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an incentive option to exercise an incentive option will be treated as a taxable disposition if the transferred shares were not held by the optionee for the applicable holding period.

     Non-Qualified Options. The grant of a non-qualified option is not subject to federal income tax. Upon exercise, the optionee will recognize as ordinary income, and the Company is entitled to a corresponding deduction for federal income tax purposes, an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. As to options held by employees, this ordinary income will constitute wages subject to the withholding of income tax and the Company will make arrangements to ensure that the amount of the tax required is withheld.

     When an optionee disposes of shares received on exercise of a non-qualified option, the optionee will recognize capital gain or loss (long-term or short-term, depending on the period the optionee holds the shares) in an amount equal to the difference between the selling price and the optionee's tax basis in the shares (generally, the amount of ordinary income the optionee previously recognized with respect to the shares plus the exercise price the optionee paid for the shares).

     If any optionee makes payment of the option price by delivering shares of Common Stock, he generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received.

     The foregoing general discussion of the federal income tax consequences of the granting and exercise of options under the Stock Option Plan, and the sale of Common Stock acquired, is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the federal income tax consequences described above, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides.

APPROVAL OF THE AMENDMENTS TO THE STOCK OPTION PLAN

     Each holder of outstanding shares of Common Stock of the Company of record at the close of business on April 4, 1997, is entitled to one vote per share held with respect to the adoption of the amendments to the Stock Option Plan. The affirmative votes of a majority of the votes cast by the holders of shares of Common Stock of the Company entitled to vote thereon are necessary for adoption of the amendments to the Stock Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1995 STOCK OPTION PLAN.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in cumulative total stockholder return on the Company's Common Stock with the cumulative return on the NASDAQ (US) Stock Market Index and the NASDAQ Pharmaceutical Stock Index during the period beginning January 25, 1996 (the date on which the Company's Common Stock began trading publicly on the Nasdaq Small Cap System) through December 31, 1996. The price of the Common Stock as reflected in the graph has been adjusted to reflect the two-for-one stock split in the Common Stock in August 1996. The comparison assumes that $100 was invested on January 1, 1996 in the Company's Common Stock and in the foregoing indices and assumes the reinvestment of dividends.

                  COMPARE 1-YEAR CUMULATIVE TOTAL RETURN AMONG
                  NEOPHARM, INC., BROAD MARKET AND PEER GROUP

        MEASUREMENT PERIOD          NEOPHARMACEUTICALS,    BROAD MARKET        PEER GROUP
      (FISCAL YEAR COVERED)                INC.
1995                                 100.00             100.00             100.00
1996                                 229.00             123.00             100.00

                     ASSUMES $100 INVESTED ON JAN. 1, 1996
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1996
---------------

 * NeoPharm began trading on NASD Jan. 25, 1996, but a date of Dec. 31, 1995 is assumed for purposes of the graph and table.
** Traded as "NPRM" on NASD until Nov. 29, 1996. Trading as "NEO" began on AMEX on Dec. 2, 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's President and Chief Executive Officer ("CEO"), William C. Govier, has served as a consultant to the Company on clinical trials and NDA filing matters, both individually and as a consultant with Aegis Technology, Inc. ("Aegis"), an entity co-founded by Dr. Govier. As the Company's President and CEO, Dr. Govier received options in December 1993, to purchase 233,134 shares of Company stock at the fair market value on the date of grant, which were subsequently exercised. His colleague and co-founder of Aegis received options in December 1993 to purchase 15,542 shares of Company stock at the fair market value on the date of grant, of which 7,770 options were 100% vested and 7,772 options vest upon future performance of services. The Company has expensed approximately $601,500 since inception through December 31, 1996, related to work performed and expenses incurred by Dr. Govier, his colleague and Aegis.

     Dr. Aquilur Rahman, the Company's Chief Scientific Officer and member of the Board of Directors, was, until March 1996, employed by Georgetown University on a full-time basis, an entity with which the Company had entered into license and sponsored research agreements providing for the Company's funding of research which was conducted in Dr. Rahman's laboratory at Georgetown. The Company's obligation to fund further research at Georgetown ended on April 27, 1996.

     A trust of which Dr. John N. Kapoor, Chairman of the Board of the Company, is the sole beneficiary, previously loaned the Company $1,500,000 pursuant to a Loan Repayment Note dated June 18, 1990. The principal and accrued interest to November 30, 1995 under the Loan Repayment Note was converted into Common Stock and Warrants at the initial public offering price on January 25, 1996, and $54,834 of remaining unpaid interest accruing from November 30, 1995 through January 25, 1996 was paid by the Company in cash. An aggregate of 574,008 shares of Common Stock and 287,004 Warrants were issued upon conversion of the outstanding $1,500,000 in principal and $523,385 of accrued interest debt.

     On July 1, 1994, the Company entered into a Consulting Agreement with EJ Financial Enterprises, Inc. ("EJ Financial"). The Consulting Agreement provides that the Company will pay EJ Financial $125,000 per year (paid quarterly) for certain business and financial services, including having certain officers of EJ Financial serve as officers of the Company. Dr. John Kapoor, the Company's Chairman of the Board is the president and a director of EJ Financial. Dr. Mahendra Shah, Vice President of the Company, is also a Vice President of EJ Financial. The Company believes that the charges provided for in the Agreement are reasonable and reflect the cost of the services provided. These charges reflect the increased need for EJ Financial's services in connection with operation of NeoPharm as a publicly-held company. The management services agreement with EJ Financial expires in June 1997.

     In connection with the Company's initial public offering, the Company adopted a policy whereby any further transactions between the Company and its officers, directors, principal stockholders and any affiliates of the foregoing persons will be on terms no less favorable to the Company than could reasonably be obtained in arm's length transactions with independent third parties, and that any such transactions also be approved by a majority of the Company's disinterested outside directors.

                  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity security, to file with the Securities and Exchange Commission and the applicable stock exchanges reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1996 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except that: (i) Mr. David Riggs, Chief Financial Officer of the Company, should have filed a Form 3 report with the Securities and Exchange Commission ("SEC") at the time of the Company's initial public offering in January 1996; (ii) Dr. Aquilur Rahman failed to file three Form 4 Reports with the SEC to report a series of eight sale transactions in May, June and August of 1996; and (iii) Dr. John Kapoor failed to file a Form 4 with the SEC to report his acquisition of Common Stock and warrants as part of the Company's initial public offering in January 1996. All filings not made, as described in this paragraph, have now been made.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The firm of Arthur Andersen LLP was the Company's independent public accountant for the 1996 fiscal year. A representative from the Company's independent public accountants customarily attends the Annual Meeting and has the opportunity to make a statement if he so desires. This representative also is available to respond to appropriate questions. The Company has not yet selected its independent public accountant for the 1997 fiscal year.

                                 OTHER MATTERS

     The only matters which management intends to present to the meeting are set forth in the Notice of Annual Meeting. Management knows of no other matters which will be brought before the meeting by any other person. However, if any other matters are properly brought before the meeting, the persons named on the enclosed form of proxy intend to vote on such matters in accordance with their best judgement on such matters.

                              1998 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders to be held in 1998 must be received by the Company on or before December 27, 1997 for inclusion in the Company's Proxy Statement and form of proxy relating to that Annual Meeting.

                        1996 ANNUAL REPORT ON FORM 10-K

     A copy of the Company's 1996 Annual Report on Form 10-K (the "Form 10-K") accompanies this Proxy Statement as part of the Company's Annual Report. Additional copies of the Form 10-K are available to stockholders without charge on written request to the following address: NeoPharm, Inc., 225 E. Deerpath, Suite 250, Lake Forest, Illinois 60045.

                                          By Order of the Board of Directors,

                                          William C. Govier

                                          William C. Govier,
                                          President and Chief Executive Officer

April 25, 1997

                                                                   PROXY

                                 NEOPHARM, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 16, 1997

     The undersigned appoints William C. Govier, David E. Riggs and Christopher
R. Manning, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of NeoPharm, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on May 16, 1997, or at any adjournment thereof.

     Unless otherwise marked, this proxy will be voted FOR the election of the nominees named and FOR Proposal No. 2.

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  /X/

1. ELECTION OF DIRECTORS -
   Nominees: William C. Govier, John K. Kapoor,      For   Withhold   For All   2. Approval of amendment to    For  Against Abstain
   Aquilur Rahman, Anatoly Dritschilo,               All      All     Except       increase Common Shares      [ ]    [ ]    [  ]
   Erick E. Hanson                                   [ ]      [ ]      [ ]         under 1995 Stock Option
                                                                                   Plan.

-----------------------------------------------
(Except Nominee(s) written above)

                                                                                 THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE
                                                                                 OF ANNUAL MEETING OF SHAREHOLDERS AND OF THE
                                                                                 PROXY STATEMENT.



                                                                                                    Dated:               , 1997
                                                                                                          ---------------
                                                                                  Signature(s)
                                                                                              -----------------------------------

                                                                                 ------------------------------------------------
                                                                                 Please sign exactly as your name appears. Joint
                                                                                 owners should each sign personally.  Where
                                                                                 applicable, indicate your official position or
                                                                                 representation capacity.

                              FOLD AND DETACH HERE


                             YOUR VOTE IS IMPORTANT!

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

                          USING THE ENCLOSED ENVELOPE.